                                                                    EXHIBIT 99.1

NEWS RELEASE                                    For Further Information Contact:
News  10.03                                     Investor Relations: 281-504-4000
                                                    Email: info@harkenenergy.com
                                                            www.harkenenergy.com

                              For Immediate Release

                HARKEN ANNOUNCES FINANCIAL RESULTS FOR YEAR ENDED
                               DECEMBER 31, 2002

     Houston, Texas (March 26, 2003) - Harken Energy Corporation ("Harken") (AMEX: "HEC") announced today its financial results for the year ended December 31, 2002.

                                                      2001            2002
                                                 -------------    -------------
        Total Revenues                           $  32,423,000    $  25,711,000
        Net Loss before Extraordinary Items        (43,998,000)     (13,335,000)
        Net Loss                                   (41,023,000)      (9,807,000)
        Net Loss per Common Share                        (2.45)           (0.64)
        Weighted Average Shares Outstanding         18,063,584       21,742,163

     Total gas production was 3.225 Bcf for 2002 compared to 3.844 Bcf for 2001 while oil production reached 732,000 barrels for 2002 compared to 773,000 for 2001.

     Based in Houston, Texas, Harken is an oil and gas exploration and production company whose corporate strategy calls for concentrating its resources on exploration, development and acquisition of domestic properties in the Gulf Coast regions of Texas and Louisiana.